Exhibit (h)(12)

POWER OF ATTORNEY

The undersigned constitutes and appoints Benjamin E. Allen and John V. Skidmore II and each of them as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to the Form N-1A Registration Statement of Parnassus Funds (SEC file numbers 811-04044 and 002-93131) and the Form N-1A Registration Statement of Parnassus Income Funds (SEC file numbers 811-06673 and 033-36065), and all instruments or documents necessary or desirable in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Date: December 28, 2022	/s/ Amy K. Johnson
Amy K. Johnson